UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 15, 2007 (February 1, 2007)
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2401 Fountainview, Suite 920, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)
(713) 780-9926
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 15, 2007, Trico Marine Services, Inc. (the “Company”) issued $25 million aggregate principal amount of its 3.00% Senior Convertible Debentures due 2027 (the “Debentures”) to the initial purchasers pursuant to their option to purchase an additional $25 million of the Debentures. The Company offered and sold the Debentures to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
     Additional terms and conditions are contained in Item 1.01 of the Company’s Current Report on Form 8-K filed on February 7, 2007, and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On February 15, 2007, the Company completed the sale of $25 million of its 3.00% Senior Convertible Debentures. The initial purchasers of the Debentures received an aggregate discount of $747,500. The offer and sale of the Debentures to the initial purchasers was not registered under the Securities Act of 1933 in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities.
     Additional terms and conditions are contained in Item 1.01 of the Company’s Current Report on Form 8-K filed on February 7, 2007, and are incorporated herein by reference.
Item 8.01 Other Events.
     On February 15, 2007, the Company issued a press release pursuant to Rule 135c of the Securities Act of 1933 to announce the close of the initial purchasers’ exercise of their option to purchase an additional $25,000,000 aggregate principal amount of its Debentures. The Debentures will be resold to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended.
     The press release is attached hereto as Exhibits 99.1.
Item 9.01. Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description

99.1	Press release issued February 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi Varma
Rishi Varma
General Counsel, Secretary and Director of Corporate Governance

Dated: February 15, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued February 15, 2007